Exhibit 99.2
INSTRUCTION TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
OF
BANCO MACRO S.A.’s
9.75% Notes Due 2036
for
9.75% Notes Due 2036
To Registered Holder and/or Participant of the Book-Entry Transfer Facility:
     The undersigned hereby acknowledges receipt of the Prospectus dated July ___, 2007 (the “Prospectus”) of Banco Macro S.A., a corporation incorporated under the laws of Argentina (the “Company”) that constitutes the Company’s offer (the “Exchange Offer”) to exchange its registered 9.75% Notes Due 2036 (“Registered Notes”) for its unregistered 9.75% Notes Due 2036 (“Old Notes”). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus.
     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.
     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in the amount):
     $___of the 9.75% Notes Due 2036
     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):
☐ To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):
     $___of the 9.75% Notes Due 2036
☐ NOT to TENDER any Old Notes held by you for the account of the undersigned.
     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Prospectus that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an “affiliate” of the Company, and (ii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such Registered Notes. If the undersigned is a broker-dealer that will receive Registered Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Account Number:

Taxpayer Identification or Social Security Number:

Date